Exhibit 99.1

Methode Electronics, Inc. Reports Fiscal Second Quarter 2022 Financial Results

•	Record Electric and Hybrid Vehicle Application Sales
•	Strong Industrial Segment Sales
•	$34.8 Million in Share Buybacks

Chicago, IL – December 2, 2021 – Methode Electronics, Inc. (NYSE: MEI), a leading global supplier of custom-engineered solutions for user interface, LED lighting and power distribution applications, today announced financial results for the second quarter of fiscal 2022 ended October 30, 2021.

Fiscal Second Quarter 2022 Highlights

•	Net sales were $295.5 million
•	Electric and hybrid vehicle applications were 16 percent of net sales, a record in dollars
•	Net income was $27.5 million, or $0.72 per diluted share
•	Company purchased 807,516 shares of its common stock for $34.8 million

Consolidated Fiscal Second Quarter 2022 Financial Results

Methode's net sales were $295.5 million, which included a favorable foreign currency impact of $2.8 million, down 1.8% compared to $300.8 million in the same quarter of fiscal 2021. Excluding the foreign currency impact, net sales were down 2.7% compared to the same quarter of fiscal 2021. The decrease was due to lower sales volumes in the Automotive segment, partially offset by higher sales volumes in the Industrial segment.

Income from operations was $33.2 million or 11.2% of net sales, compared to $45.0 million or 15.0% of net sales in the same quarter of fiscal 2021. The decrease was mainly due to higher material and other costs associated with supply chain disruptions.

Other income was $0.9 million, compared to $2.6 million in the same quarter of fiscal 2021. The decrease was primarily due to lower international government assistance and unfavorable foreign exchange.

Income tax expense was $5.5 million, compared to $7.6 million in the same quarter of fiscal 2021. The effective tax rate was 16.7%, compared to 16.5% in the same quarter of fiscal 2021.

Net income was $27.5 million or $0.72 per diluted share, compared to $38.6 million or $1.01 per diluted share in the same quarter of fiscal 2021. The decrease was mainly driven by the lower income from operations and the lower other income.

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization of Intangibles), a non-GAAP financial measure, was $47.4 million, compared to $60.2 million in the same quarter of fiscal 2021.

Debt was $223.1 million at the end of the quarter, compared to $240.1 million at the end of fiscal 2021. Net debt, a non-GAAP financial measure defined as debt less cash and cash equivalents, was $45.9 million, compared to $6.9 million at the end of fiscal 2021. The increase in net debt was primarily driven by the use of cash to fund the share buyback program.

Free cash flow, a non-GAAP financial measure defined as net cash provided by operating activities less purchases of property, plant, and equipment, was $21.6 million, compared to $36.7 million in the same quarter of fiscal 2021. The decrease was mainly due to investment in working capital including inventory to support sales and supply chain mitigation efforts.

On March 31, 2021, the Board of Directors authorized the purchase of up to $100.0 million of Methode common stock. The company purchased and retired 807,516 shares of stock for $34.8 million in the quarter. As of October 30, 2021, a total of 1,132,978 shares have been purchased under the authorization at a total cost of $49.9 million.

Segment Fiscal Second Quarter 2022 Financial Results

Comparing the Automotive segment's quarter to the same quarter of fiscal 2021,

•

Net sales were $196.0 million, down $19.7 million or 9.1% from $215.7 million. The decrease was mainly due to lower sales volumes in North America resulting from customer production being reduced due to semiconductor shortages. The segment net sales in the quarter were positively impacted by $1.9 million from foreign currency translation.

•

Income from operations was $23.6 million, down $15.2 million or 39.2% from $38.8 million primarily due to lower sales volumes and higher material costs and other costs associated with supply chain disruptions. Income from operations was 12.0% of net sales, down from 18.0%.

Comparing the Industrial segment's quarter to the same quarter of fiscal 2021,

•

Net sales were $80.7 million, up $12.8 million or 18.9% from $67.9 million. All product categories had higher sales including electric vehicle busbars, commercial vehicle lighting, and radio remote controls. The segment net sales in the quarter were also positively impacted by $0.9 million from foreign currency translation.

•

Income from operations was $18.8 million, up $2.7 million or 16.8% from $16.1 million primarily due to higher sales volume. The increase was partially offset by higher material and logistics costs. Income from operations was 23.3% of net sales, down from 23.7%.

Comparing the Interface segment's quarter to the same quarter of fiscal 2021,

•	Net sales were $18.0 million, up $1.6 million or 9.8% from $16.4 million primarily due to higher sales in cloud computing applications.
•	Income from operations was $4.4 million, up $1.3 million or 41.9% from $3.1 million. Income from operations was 24.4% of net sales, up from 18.9%.

Comparing the Medical segment's quarter to the same quarter of fiscal 2021,

•	Net sales were $0.8 million, unchanged from the prior year.
•	Loss from operations was $1.8 million, compared to a loss of $1.5 million.

Fiscal 2022 Full Year Guidance

For the fiscal year 2022, due to the ongoing supply chain disruptions, the company revised its expectation for net sales to be in the range of $1,140 to $1,160 million, compared to the previous range of $1,175 to $1,235 million. Its expectation for diluted earnings per share was revised to a range of $3.00 to $3.20, compared to the previous range of $3.35 to $3.75.

The guidance is subject to disruption due to a variety of factors including the impact from the COVID-19 pandemic, the ongoing semiconductor shortage, other supply chain disruptions, and both short and long-term supply chain rationalization and mitigation efforts.

Management Comments

President and Chief Executive Officer Donald W. Duda said, “While our businesses continued to be impacted by the ongoing supply chain and logistics disruptions, our mitigation efforts helped support solid sales, including a strong performance in the Industrial segment and a record for EV applications."

Mr. Duda added, "The ongoing supply chain disruptions have lingered longer than anticipated and, while our diversification will lessen the impact, the auto demand recovery will take more time. However, despite these short-term headwinds, we remain committed to our long-term, balanced capital allocation strategy as evidenced by over $34 million in shares purchased in the second quarter."

Non-GAAP Financial Measures

To supplement the company's financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Methode uses certain non-GAAP financial measures, such as EBITDA, Net Debt, and Free Cash Flow. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. Management believes EBITDA is useful to investors as it is a measure that is commonly used by other companies in our industry and provides a comparison for investors to the company’s performance versus its competitors. Management believes Net Debt is a meaningful measure to investors because management assesses the company’s leverage position after considering available cash that could be used to repay outstanding debt. Management believes Free Cash Flow is a meaningful measure to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain the company’s asset base and which are expected to generate future cash flows from operations. Methode's definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Conference Call

The company will conduct a conference call and webcast to review financial and operational highlights led by its President and Chief Executive Officer, Donald W. Duda, and Chief Financial Officer, Ronald L. G. Tsoumas, today at 10:00 a.m. CST.

To participate in the conference call, please dial 888-506-0062 (domestic) or 973-528-0011 (international) at least five minutes prior to the start of the event. A simultaneous webcast can be accessed through the company’s website, www.methode.com, on the Investors page.

A replay of the teleconference will be available shortly after the call through December 16, 2021, by dialing 877-481-4010 and providing passcode 43618. A webcast replay will also be available through the company’s website, www.methode.com, on the Investors page.

About Methode Electronics, Inc.

Methode Electronics, Inc. (NYSE: MEI) is a leading global supplier of custom-engineered solutions with sales, engineering and manufacturing locations in North America, Europe, Middle East and Asia. We design, engineer, and produce mechatronic products for OEMs utilizing our broad range of technologies for user interface, LED lighting system, power distribution and sensor applications.

Our solutions are found in the end markets of transportation (including automotive, commercial vehicle, e-bike, aerospace, bus, and rail), cloud computing infrastructure, construction equipment, consumer appliance, and medical devices. Our business is managed on a segment basis, with those segments being Automotive, Industrial, Interface and Medical.

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode's expectations on a quarterly basis or otherwise. The forward-looking statements in this press release involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in Methode's filings with the Securities and Exchange Commission, such as our annual and quarterly reports. Such factors may include, without limitation, the following: 1) Impact from pandemics, such as the COVID-19 pandemic; 2) Dependence on the automotive and commercial vehicle industries; 3) Dependence on our supply chain, including semiconductor suppliers; 4) Dependence on a small number of large customers, including two large automotive customers; 5) Dependence on the availability and price of materials; 6) Failure to attract and retain qualified personnel; 7) Timing, quality and cost of new program launches; 8) Risks related to conducting global operations; 9) Ability to compete effectively; 10) Investment in programs prior to the recognition of revenue; 11) Ability to withstand pricing pressures, including price reductions; 12) Impact from production delays or cancelled orders; 13) Ability to successfully benefit from acquisitions and divestitures; 14) Ability to withstand business interruptions; 15) Breaches to our information technology systems; 16) Ability to keep pace with rapid technological changes; 17) Ability to protect our intellectual property; 18) Costs associated with environmental, health and safety regulations; 19) International trade disputes resulting in tariffs and our ability to mitigate tariffs; 20) Impact from climate change and related regulations; 21) Ability to avoid design or manufacturing defects; 22) Recognition of goodwill and long-lived asset impairment charges; 23) Ability to manage our debt levels and any restrictions thereunder; 24) Currency fluctuations; 25) Income tax rate fluctuations; 26) Judgments related to accounting for tax positions; 27) Adjustments to compensation expense for performance-based awards; 28) Timing and magnitude of costs associated with restructuring activities; and 29) Impact to interest expense from the replacement or modification of LIBOR.

For Methode Electronics, Inc.

Robert K. Cherry

Vice President, Investor Relations

rcherry@methode.com

708-457-4030

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except per-share data)

	Three Months Ended		Six Months Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Net sales	$295.5	$300.8	$583.3	$491.7

Cost of products sold	226.3	220.0	442.4	365.8

Gross profit	69.2	80.8	140.9	125.9

Selling and administrative expenses	31.2	30.8	64.0	57.4
Amortization of intangibles	4.8	5.0	9.6	9.7

Income from operations	33.2	45.0	67.3	58.8

Interest expense, net	1.1	1.4	2.2	3.0
Other income, net	(0.9)	(2.6)	(2.7)	(6.0)

Income before income taxes	33.0	46.2	67.8	61.8

Income tax expense	5.5	7.6	11.2	2.5

Net income	$27.5	$38.6	$56.6	$59.3

Basic and diluted income per share:
Basic	$0.73	$1.01	$1.50	$1.56
Diluted	$0.72	$1.01	$1.48	$1.56

Cash dividends per share	$0.14	$0.11	$0.28	$0.22

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per-share data)

	October 30, 2021	May 1, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$177.2	$233.2
Accounts receivable, net	281.0	282.5
Inventories	149.0	124.2
Income taxes receivable	14.0	11.5
Prepaid expenses and other current assets	21.9	22.6
Total current assets	643.1	674.0
Long-term assets:
Property, plant and equipment, net	206.6	204.0
Goodwill	235.0	235.6
Other intangible assets, net	219.1	229.4
Operating lease right-of-use assets, net	21.8	22.3
Deferred tax assets	39.2	41.2
Pre-production costs	30.1	25.0
Other long-term assets	35.8	35.5
Total long-term assets	787.6	793.0
Total assets	$1,430.7	$1,467.0

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$118.6	$122.9
Accrued employee liabilities	26.7	33.5
Other accrued liabilities	23.6	25.0
Short-term operating lease liabilities	6.9	6.1
Short-term debt	14.7	14.9
Income tax payable	17.3	20.3
Total current liabilities	207.8	222.7
Long-term liabilities:
Long-term debt	208.4	225.2
Long-term operating lease liabilities	16.0	17.5
Long-term income taxes payable	22.1	24.8
Other long-term liabilities	19.5	20.5
Deferred tax liabilities	37.4	38.3
Total long-term liabilities	303.4	326.3
Total liabilities	511.2	549.0
Shareholders' equity:
Common stock, $0.50 par value, 100,000,000 shares authorized, 38,737,129 shares and 39,644,913 shares issued as of October 30, 2021 and May 1, 2021, respectively	19.4	19.8
Additional paid-in capital	163.8	157.6
Accumulated other comprehensive (loss) income	(2.0)	6.1
Treasury stock, 1,346,624 shares as of October 30, 2021 and May 1, 2021	(11.5)	(11.5)
Retained earnings	749.8	746.0
Total shareholders' equity	919.5	918.0
Total liabilities and shareholders' equity	$1,430.7	$1,467.0

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Six Months Ended
	October 30, 2021	October 31, 2020
Operating activities:
Net income	$56.6	$59.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25.9	24.7
Stock-based compensation expense	6.6	1.9
Change in cash surrender value of life insurance	(0.6)	(0.7)
Amortization of debt issuance costs	0.3	0.3
Gain on sale of property, plant and equipment	(0.4)	—
Change in deferred income taxes	0.1	(6.2)
Other	0.1	1.2
Changes in operating assets and liabilities:
Accounts receivable	(0.9)	(94.3)
Inventories	(25.8)	13.0
Prepaid expenses and other assets	(10.5)	7.8
Accounts payable	(1.3)	8.4
Other liabilities	(13.4)	41.3
Net cash provided by operating activities	36.7	56.7

Investing activities:
Purchases of property, plant and equipment	(21.3)	(15.2)
Sale of property, plant and equipment	0.6	—
Net cash used in investing activities	(20.7)	(15.2)

Financing activities:
Taxes paid related to net share settlement of equity awards	(0.3)	(3.9)
Repayments of finance leases	(0.3)	(0.2)
Proceeds from exercise of stock options	0.5	0.1
Purchases of common stock	(42.5)	—
Cash dividends	(10.3)	(9.1)
Proceeds from borrowings	—	1.5
Repayments of borrowings	(16.8)	(7.6)
Net cash used in financing activities	(69.7)	(19.2)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(2.3)	2.7
(Decrease) increase in cash and cash equivalents	(56.0)	25.0
Cash and cash equivalents at beginning of the period	233.2	217.3
Cash and cash equivalents at end of the period	$177.2	$242.3

Supplemental cash flow information:
Cash paid during the period for:
Interest	$1.8	$3.0
Income taxes, net of refunds	$19.9	$10.3
Operating lease obligations	$4.5	$4.4

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (Unaudited)

(in millions)

	Three Months Ended		Six Months Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
EBITDA:
Net income	$27.5	$38.6	$56.6	$59.3
Income tax expense	5.5	7.6	11.2	2.5
Interest expense, net	1.1	1.4	2.2	3.0
Amortization of intangibles	4.8	5.0	9.6	9.7
Depreciation	8.5	7.6	16.3	15.0
EBITDA	$47.4	$60.2	$95.9	$89.5

	Three Months Ended		Six Months Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Free Cash Flow:
Net cash provided by operating activities	$27.0	$40.3	$36.7	$56.7
Purchases of property, plant and equipment	(5.4)	(3.6)	(21.3)	(15.2)
Free cash flow	$21.6	$36.7	$15.4	$41.5

	October 30, 2021	May 1, 2021
Net Debt:
Short-term debt	$14.7	$14.9
Long-term debt	208.4	225.2
Total debt	223.1	240.1
Less: cash and cash equivalents	(177.2)	(233.2)
Net debt	$45.9	$6.9